Exhibit (c) (3)

Confidential

Presentation to the Special Committee of the Board of

Directors of Raven

For preliminary discussion purposes only

March 14, 2003

Confidential

The information contained in this presentation was obtained solely from Raven Management and public sources. Signal Hill Capital Group LLC (“Signal Hill Capital”) has used and relied upon such information in the preparation of this presentation without independent verification of any such information. Signal Hill Capital assumes no responsibility for its accuracy or completeness nor does Signal Hill Capital make any representation or warranty in respect of such information.

This presentation has been prepared solely for the use of the Special Committee of the Board of Directors, its financial and legal advisors, and for Management of Raven. It is strictly confidential and may not be disclosed or provided to any third parties.

This presentation is prepared as of March 14, 2003 and reflects information made available to Signal Hill Capital prior to such date. It does not include information regarding all of the assessments made by Signal Hill Capital in arriving at its preliminary conclusions.

Confidential

Executive summary

■ Raven’s stock price is significantly depressed

■ The stock price and trading volume may never recover:

–  Limited analyst coverage

–  No liquidity given low volume and small public float

–  Poor visibility of revenues and earnings

–  Lack of interest from investors

■ Corporate IT spending shows no signs of recovering in the next 12-24 months

–  Corporate IT budgets are more likely to tighten than loosen in the near-term according to a recent survey of IT              managers

–  Only 19% of IT managers believe that an easing or resolution of current geopolitical tensions will help spur IT              spending

–  There is still an overhang in tech investments from the dot-com boom days that will temper overall technology              spending in 2003 according to an analyst at Gartner Inc.

■ Strategic alternatives include selling the Company or taking it private:

–  The Company is not for sale since the majority shareholder will not sell his 60% stake in Raven

–  A going-private transaction is the only means for minority shareholders to gain liquidity

■ As a private company, Raven can more effectively:

–  Restructure its operations and cost structure

–  Improve employee morale as focus on stock price disappears

–  Avoid punitive costs associated with Sarbanes-Oxley

Confidential

Recent analyst commentary

	Date	Analyst	Recommendation/ Current Price	Break-up Value Est.	Comments
Legg Mason recently dropped coverage	2/14/03	Loomis, Legg Mason	Drop Coverage $1.26	$2.04

■     Dropping coverage because of depressed valuation, thin volume, lack of progress on cost structure, flat revenue, and resource reallocation after expanding coverage universe in IT. No longer recommend shares for purchase.

William Blair maintains an Underperform rating and notes continued weakness in the technology sector	2/12/03	Lederman, William Blair	Underperform $1.23	N/A

■     Market for technology as a whole is still depressed and is unlikely to see material improvements in the near-term, as customers lack a sense of urgency to spend. Expect the technology market as a whole to be relatively anemic during 2003; our research shows IT budgets remaining flat with 2002 levels.

	11/7/02	Lederman, William Blair	Underperform $1.81	N/A	■ Latitude360 continues to present a drag on the Company’s profitability. Market for technology as a whole is depressed and unlikely to improve near-term.

	7/24/02	Lederman, William Blair	Underperform $2.20	N/A	■ Underweight technology sector until the group has bottomed and business improves.

	1/15/02	Price, Legg Mason	Buy $2.80	$3.01	■ Key issues for Raven to address include the Company’s near-term demand outlook and progress on reducing costs to move back toward profitability.

Confidential

Annotated price / volume history

Average daily volume between 1/2/02 and 3/12/03 was 10,070
Date Range	Aver. Daily Vol.	Price Change	% Price Change
2002 Q1	18,487	$1.33	49%
2002 Q2	13,802	($1.78)	(45%)
2002 Q3	5,669	($0.19)	(9%)
2002 Q4	4,310	($0.43)	(22%)
2003 YTD	8,133	($0.69)	(44%)

				FY Report	2002Q1	2002Q2	2002Q3	2002Q4	2002	2003Q1
				Estimate	($0.14)	($0.05)	($0.11)	($0.07)	($0.31)	($0.12)
				Actual(1)	($0.05)	($0.14)	($0.06)	($0.20)	($0.45)	($0.21)(2)

Source: First Call, Factset

(1)	Represents fully diluted EPS as reported before special charges and cumulative effect of accounting change.
(2)	Actual results for 2003Q1 through February 2003.

Confidential

Raven relative stock price performance

Over the past twelve months, Raven has underperformed the NASDAQ as well as its peer group

Source: Factset

Notes:

1) Specialty Integrators / Consultants group includes (ANSR, TSCC, DTPI, SAPE, CHRZ, CTG, GPX)

2) Systems Integrators / Government group includes (CSC, EDS, PER, MANT, TTN, CAI, TIER, MMS)

3) E-Learning group includes (DCNT, SABA, CTRA, LSPN)

4) Consulting group includes (ACN, BE, CAP)

Confidential

Raven volume at price analysis

It took Raven the past 21 months to trade volume equal to 100% of the 5.3 million shares of float.

Source: Factset

Confidential

Ownership profile

Raven

Ownership Analysis (000s)

Institutional Holders	Holdings	% of Outstanding	Insiders (a)	Holdings	% of Outstanding
Fidelity Management	1,338	8.63%	Dr. Robert W. Deutsch	9,356	60.31%
Brown Investment	700	4.51%	Jane C. Brown	617	3.98%
Wellington Management	463	2.99%	Robert T. O’ Connell	25	0.16%
Dimensional Fund	292	1.88%	Dr. David Yager	11	0.07%
Vanguard Group	117	0.75%	Dana M. Sohr	10	0.07%
Mellon Private Asset Management	28	0.18%	Jerry P. Malec	7	0.04%
Barclays Global Investors	26	0.17%	Jeffrey W. Wendel	6	0.04%
Northern Trust Global Investments	23	0.15%	All other directors and officers	14	0.09%
Northern Trust Investments	21	0.13%	Net options (b)	175	1.13%

Total Institutional Holdings	3,008	19.39%	Total Insider Holdings	10,221	65.89%

			Institutional Holdings	3,008	19.39%
			Retail & Other Holdings	2,284	14.72%

			Float	5,292	34.11%

			Insider Holdings	10,221	65.89%

			Fully Diluted Shares Out.	15,513	100.00%

Source: Nasdaq online, Proxy and 10-Q 3Q 2002, 2001 10K

(a) Includes Direct and Indirect Shares.

(b) Accounted for by treasury stock method.

Confidential

Comparable company trading analysis

					Enterprise Value as a Multiple of:				Price as Multiple:			Equity/Book Value	L-T Growth Rate
					Revenue		EBITDA		LTM EPS	2003E EPS	2004E EPS
Company Name / [Ticker]	Ticker	Price 3/12/2003	Equity Value	Enterprise Value	LTM	2003E	LTM	2003E
Specialty Integrators/Consultants
Answerthink	[ANSR]	$2.43	$112,338	$46,010	0.3x	0.3x	13.8x	12.6x	NM	NM	NA	1.0x	20.0%
Technology Solutions	[TSCC]	$1.00	$41,495	($13,868)	NM	NM	NM	NM	34.0x	NA	NA	0.6x	NA
DiamondCluster Intl	[DTPI]	$2.02	$63,424	($23,577)	NM	NM	NM	NM	NM	NA	NA	0.3x	20.5%
Sapient Corporation	[SAPE]	$1.67	$203,870	$22,508	0.1x	0.1x	NM	NM	NM	NM	NM	1.3x	23.7%
Computer Horizons Corp.	[CHRZ]	$2.84	$87,852	$28,083	0.1x	0.1x	NM	8.8x	NM	NA	NA	0.6x	12.0%
Computer Task Group, Inc.	[CTG]	$2.32	$48,617	$57,045	0.2x	NA	3.8x	NA	28.8x	NA	NA	0.9x	NA
GP Strategies	[GPX]	$4.77	$78,613	$107,970	0.7x	0.7x	NM	13.7x	NM	34.1x	11.1x	0.8x	20.0%

				Mean	0.3x	0.3x	8.8x	11.7x	31.4x	34.1x	11.1x	0.8x	19.2%
				Median	0.2x	0.2x	8.8x	12.6x	31.4x	34.1x	11.1x	0.8x	20.0%

e-learning / LMS
Docent, Inc.	[DCNT]	$2.63	$35,126	($5,817)	NM	NM	NM	NM	NM	NA	NA	0.9x	NA
Saba Software, Inc.	[SABA]	$0.59	$31,352	$7,237	0.1x	0.2x	NM	NM	0.8x	NM	NA	1.2x	23.3%
Centra Software	[CTRA]	$1.24	$32,809	($1,507)	NM	NM	NM	NM	NM	NM	31.0x	1.1x	29.2%
Lightspan, Inc.	[LSPN]	$0.73	$34,777	($8,590)	NM	NM	NM	NM	NM	NM	NA	0.5x	30.0%

				Mean	0.1x	0.2x	NA	NA	0.8x	NA	31.0x	0.9x	27.5%
				Median	0.1x	0.2x	NA	NA	0.8x	NA	31.0x	1.0x	29.2%

Consulting
Accenture	[ACN]	$13.79	$12,792,813	$12,040,194	0.9x	1.0x	7.2x	6.1x	21.7x	13.3x	11.8x	22.0x	15.2%
Bearing Point	[BE]	$6.10	$1,156,225	$1,399,292	0.5x	0.6x	6.8x	5.2x	18.6x	11.5x	NA	1.1x	15.3%
Cap Gemini	[CAP]	$25.13	$3,186,658	$2,674,110	0.3x	0.4x	7.9x	5.6x	NM	27.8x	12.7x	0.8x	6.7%

				Mean	0.6x	0.7x	7.3x	5.6x	20.2x	17.5x	12.2x	8.0x	12.4%
				Median	0.5x	0.6x	7.2x	5.6x	20.2x	13.3x	12.2x	1.1x	15.2%

				Integrators / Outsourcing / e-Learning / Consulting

				Mean	0.4x	0.4x	7.9x	8.6x	20.8x	21.6x	16.6x	2.4x	19.6%
				Median	0.3x	0.4x	7.2x	7.4x	21.7x	20.5x	12.2x	0.9x	20.0%

Raven		$0.86	$13,349	($4,371)	NM	NM	NM	NM	NM	NM	NA	0.3x	10.0%

Confidential

Comparable company trading analysis (continued)

					Enterprise Value as a Multiple of:								Price as Multiple:						Equity / Book Value		L-T Growth Rate

					Revenue				EBITDA				LTM EPS		2003E EPS		2004E EPS
Company Name / [Ticker]	Ticker	Price 3/12/2003	Equity Value	Enterprise Value	LTM		2003E		LTM		2003E
System Integrators/Government
Computer Sciences Corporation	[CSC]	$29.24	$5,049,505	$4,888,505	0.4	x	0.4	x	3.1	x	3.0	x	12.0	x	10.8	x	N	A	1.2	x	12.8%
EDS	[EDS]	$14.72	$7,012,543	$10,926,543	0.5	x	0.5	x	3.3	x	3.5	x	7.1	x	9.2	x	8.3	x	1.0	x	11.2%
Perot Systems Corporation	[PER]	$9.13	$989,564	$776,664	0.6	x	0.5	x	5.3	x	N	A	13.5	x	13.6	x	12.0	x	1.5	x	15.9%
ManTech International	[MANT]	$14.22	$377,139	$380,781	0.8	x	0.6	x	9.7	x	N	A	16.4	x	15.0	x	13.2	x	2.5	x	18.0%
The Titan Corporation	[TTN]	$7.30	$573,659	$1,136,555	0.8	x	0.7	x	11.9	x	8.5	x	12.2	x	11.8	x	10.1	x	1.9	x	19.4%
CACI International	[CAI]	$30.00	$897,613	$811,461	1.1	x	1.0	x	11.1	x	N	A	22.5	x	19.0	x	N	A	2.3	x	20.7%
Tier Technologies	[TIER]	$9.66	$184,042	$134,656	1.2	x	0.7	x	7.6	x	4.0	x	N	M	10.9	x	N	A	1.1	x	17.6%
Maximus, Inc.	[MMS]	$19.21	$410,580	$326,185	0.6	x	0.5	x	4.7	x	3.8	x	11.1	x	9.0	x	7.9	x	1.3	x	16.6%

				System Integrators / Government
				Mean	0.8	x	0.6	x	7.1	x	4.6	x	13.6	x	12.4	x	10.3	x	1.6	x	16.5%
				Median	0.7	x	0.6	x	6.5	x	3.8	x	12.2	x	11.4	x	10.1	x	1.4	x	17.1%

Raven		$0.86	$13,349	($4,371)	N	M	N	M	N	M	N	M	N	M	N	M	N	A	0.3	x	10.0%

Confidential

Comparable company transaction analysis

Mergers & Acquisitions Transaction Multiples

($ in millions except shaded figures and multiples)

Ann’d	Effective	Target/ Acquiror	Equity Transaction Value	% Acq.	Equity Value	Debt	Cash	Enterprise Transaction Value	LTM Revenue	Enterprise Value/ LTM Revenue	Description of Target Company
12/20/2002	12/20/2002	Tess Accenture	$8.0	100.0%	$8.0	NA	NA	$8.0	NA	NA	Provides human resources management. Includes $200m business process outsourcing agreement for Accenture to provide payroll processing to Telecom Italia.

12/17/2002	1/1/2003	ProjExpert CGI Group Inc.	CAD 1.7	100.0%	CAD 1.7	NA	NA	CAD 1.7	CAD 2.8	0.6x	Provides computer consulting services, focusing on the implementation of Enterprise Resource Planning (ERP) specific to Oracle applications.

12/13/2002	3/31/2003	DynCorp Inc. Computer Sciences Corp.	$709.4	100.0%	709.4	$273.0	$32.4	$950.0	$2,281.8	0.4x	Founded in 1946, provides systems and network integration, high-tech range operations, global defense logistics and other services to large defense, security and civil markets.

12/9/2002	12/9/2002	Condor Tech-SAP Reseller Bus. Answerthink Inc.	NA	100.0%	NA	NA	NA	NA	NA	NA	Provides software reselling services to small and midsize companies in Northeast markets.

12/6/2002	1/28/2003	Cognicase Inc. CGI Group Inc.	CAD 313.3	100.0%	CAD 313.3	$61.3	$54.0	CAD 320.6	CAD 513.2	0.6x	Offered corporations and government agencies consulting and systems integration services, including management of information systems projects and platform migration.

11/12/2002	12/31/2002	American Management-Energy Wipro Ltd.	$26.0	100.0%	$26.0	NA	NA	$26.0	NA	NA	Sells and provides consulting, systems integration and implementation services to Vertical Energy Business Participants at various locations throughout the world.

10/21/2002	10/21/2002	Avercom division of Titan Corp. Sharp Decisions	NA	100.0%	NA	NA	NA	NA	NA	NA	Information technology and integration division of Titan Corporation. Based in Woodbridge, New Jersey.

9/24/2002	10/16/2002	Acton Burnell, Inc. (1) CACI International Inc.	$29.6	100.0%	$29.6	NA	NA	$29.6	$28.4	1.0x	Veteran-owned professional services firm supporting the information technology needs of the federal government. Headquarters in Alexandria, VA.

7/23/2002	9/23/2002	Sense8 Breider Moore & Co.	NA	100.0%	NA	NA	NA	NA	NA	NA	Leading provider of real-time interactive 30 software development tools. These applications simplify the complex task of developing real-time 3-D interactive applications.

7/10/2002	8/19/2002	Government Solutions Divisions of CTSI CACI International Inc.	$16.0	100.0%	$16.0	NA	NA	$16.0	$20.0	0.8x	Government Solutions Division of Condor Technology Solutions Inc. (CTSI) provides consulting services to Department of Veterans Affairs and the National Guard Bureau.

7/9/2002	7/9/2002	IMPLETECH International Inc. CGI Group Inc.	CAD 1.4	100.0%	CAD 1.4	NA	NA	CAD 1.4	CAD 5.0	0.3x	Offers systems integration and consulting services within the manufacturing sector with a focus on enterprise resources planning (ERP) implementation.

7/2/2002	7/2/2002	ADI Technology Corp. (1) (2) Perot Systems Corp.	$32.0	100.0%	$32.0	$6.0	0.0	$38.0	$72.0	0.5x	A professional services company that provides technical, information, and management disciplines to the defense, intelligence, and law enforcement communities.

6/12/2002	6/12/2002	Stewart & Stewart Consulting CGI Group Inc.	CAD 3.3	100.0%	CAD 3.3	NA	NA	CAD 3.3	CAD 4.0	0.8x	Supplies geographic information systems and resource-based systems knowledge primarily to the Alberta government.

3/26/2002	3/26/2002	Princeton Softech Inc. Apax Partners, Inc.	$16.0	100.0%	$16.0	NA	NA	$16.0	$29.0	0.6x	Princeton Softech is wholly-owned subsidiary of Computer Horizon Corp. Company provides services that help enterprises enhance the performance of their systems by managing data smarter.

3/7/2002	3/16/2002	Government Solutions Center of KPMG (3) Tier Technologies Inc.	$8.0	100.0%	$8.0	NA	NA	$8.0	NA	NA	Government Solutions Center of KPMG Consulting is based in McLean, VA and provides implementation, integration, maintenance and support services to more than 50 clients in U.S.
2/28/2002	Pending	e-peopleserve (4) Accenture Ltd.	$140.0	100.0%	$140.0	NA	NA	$140.0	NA	NA	Human resources outsourcing business, originally owned 50/50 by BT and Accenture. Company will continue to provide BT with HR services post merger.

2/25/2002	Terminated	Science & Engineering Associates (5) Titan Corporation	$72.0	100.0%	$72.0	NA	NA	$72.0	$95.0	0.8x	New-Mexico based privately held provider of engineering and information technology services and specialized laser, sensor, and imaging products primarily to government customers.

2/7/2002	2/7/2002	Exult Process Intelligence Center Answerthink Inc.	$0.2	100.0%	$0.2	NA	NA	$0.2	NA	NA	Formerly known as Gunn Partners Research, research arm of Exult, Inc., market leader in HR business process outsourcing in Global 500 corporations.

8/21/2001	11/30/2001	Metro Information Services Inc. Keane Inc.	$135.0	100.0%	$135.0	$68.0	$83.9	$119.1	$288.4	0.4x	Founded in 1979, serves 33 metropolitan markets providing information technology consulting services and solutions.

6/28/2001	7/23/2001	The Point Group Companies, Inc. (6) Tier Technologies Inc.	$1.8	100.0%	$1.8	NA	NA	$1.8	$2.0	0.9x	Consulting firm specializing in the criminal justice, public safety and health and human services state and local vertical markets.

3/12/2001	7/11/2001	Cambridge Technology Partners Novell Inc.	$266.0	100.0%	$266.0	$0.0	$96.7	$169.3	$586.6	0.3x	Founded in 1991, provides strategic and management consulting as well as system integration services to Global 1000 clients.

								Min:		0.3x

								Mean:		0.6x
								Median:		0.6x

								Max:		1.0x

Note: Based on publicity available information.

(1)Revenues based on estimate from press release.

(2)Transaction value excludes earnout of up to $15m.

(3)Transaction value excludes earnout of up to $8.5m.

(4)Transaction value excludes earnout of between $35m and $223m.

(5)Transaction value excludes earnout of up to $3.8m.

(6)Transaction value excludes earnout of up to $2.8m.

Confidential

Actual versus budgeted performance

Note : Actual results exclude severance charges.

Confidential

Going-private premium analysis

■	Precedent transactions were selected based on the following criteria:

–  US targets

–  Transactions announced since January 1, 2001

–  Transaction value less than $100 million

–  Remaining interest represents 20-50 percent of target’s outstanding shares

–  Cash consideration only

■	Precedent transactions would imply a initial price range of $1.18-1.70

		Precedent transaction initial premium price range		Implied initial price
Stock price category	Raven’s price	Mean	Median	Mean	Median
Closing price (3/12/03)	$0.86	44.4%	36.8%	$1.24	$1.18
10 day average	$0.98	47.2%	35.9%	$1.44	$1.33
20 trading day average	$1.11	47.9%	30.3%	$1.65	$1.45
30 trading day average	$1.15	48.0%	30.8%	$1.70	$1.51

Confidential

Premiums paid in precedent going-private transactions

							Premium based on Initial offer
Date ann.	Date eff.	Target Acquiror	Ann. Trans. value	% acq.	Equity Value	Initial Offer	1 day	10 trading days	20 trading days	30 trading days
08/12/02	10/28/02	Little Switzerland, Inc.	25.3	53%	47.7	2.40	73%	69%	63%	55%
		Tiffany & Co.
07/31/02	12/10/02	JCC Holding Company	54.0	37%	145.9	10.54	17%	29%	30%	31%
		Harrah’s Entertainment, Inc.
06/12/02	02/04/03	Royal Precision, Inc.	0.3	22%	1.2	0.37	48%	52%	30%	27%
		Royal Associates, Inc.
05/16/02	08/19/02	Balanced Care Corporation	4.0	47%	8.6	0.25	150%	169%	164%	160%
		IPC Advisors S.a.r.l
03/14/02	11/25/02	Konover Property Trust Inc.	18.2	33%	55.2	1.75	-3%	-2%	-2%	-1%
		Prometheus Southwest Retail Trust
03/11/02	04/09/02	Hawker Pacific Aerospace	8.5	27%	31.2	3.25	1%	2%	16%	21%
		Lufthansa Technix AG
11/16/01	03/04/02	Ugly Duckling Corporation	17.0	39%	43.4	2.51	3%	4%	6%	3%
		Management
10/25/01	01/03/02	Enex Resources Corporation	3.8	20%	18.8	14.00	107%	107%	111%	105%
		3TEC Energy Corporation
08/16/01	01/24/03	Leeds Federal Bankshares, Inc.	44.0	27%	161.2	32.00	98%	96%	95%	95%
		Northwest Bancorp, Inc.
07/16/01	08/24/01	Peapod Inc.	35.0	42%	83.3	2.15	72%	96%	104%	98%
		Koninklijke Ahold NV
05/22/01	12/21/01	Quizno’s Corporation	6.0	32%	18.7	8.00	1%	7%	9%	9%
		Management
05/14/01	10/31/01	AGENCY.COM, Ltd.	53.8	34%	157.3	3.00	46%	37%	52%	72%
		Seneca Investments
04/27/01	07/26/02	Pierre Foods Inc	5.3	37%	14.5	1.21	-10%	-18%	-13%	-6%
		Management
04/02/01	08/08/01	Milestone Properties Inc.	3.7	31%	12.0	2.65	37%	36%	34%	34%
		Concord Assets Group Inc.
01/16/01	11/20/01	Leslie Fay Co.	5.6	31%	18.1	3.50	27%	23%	19%	16%
		Three Cities Research Inc.

High	150%	169%	164%	160%

Mean	44%	47%	48%	48%
Median	37%	36%	30%	31%

Low	-10%	-18%	-13%	-6%

Confidential

Update on process, timing and responsibilities

[GRAPHIC APPEARS HERE]

Date	Event	Participant(s)
Feb. 11	Organizational meeting	Company, SHCG, CC
	Commence due diligence	Company, SHCG
	2002 earnings release	Company

Feb. 12	2002 earnings conference call	Company

Feb. 21	Board of Directors meeting	Company, Board
	Present concept to Board	Company, Board, SHCG, CC
	Form Special Committee	Board
	Select Chairperson of Special Committee	Board

Weeks of March 3 & 10	Special Committee hires legal and financial advisors	SC
	Special Committee meets with its advisors	SC, SCA

March 14	First meeting between Special Committee and Management	Company, SHCG, CC, SC SCA

Week of March 17	Special Committee advisors begin due diligence	SCA

Weeks of March 31 & April 7	Negotiations	All
Week of April 14	Special Committee recommendations to Board	SC, SCA, Board

Week of April 21	Fairness opinions issued	SHCG, SCA
	Board Approval	Board

Week of April 28	File documents with SEC	All

TBD	Review Period	All
	Complete transaction	All